UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2017

Innovative Industrial Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-37949	81-2963381
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

17190 Bernardo Center Drive

San Diego, California 92128

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 997-3332

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).      Emerging growth company     ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 7, 2017, the Board of Directors (the "Board") of Innovative Industrial Properties, Inc. (the "Company") promoted Catherine Hastings to Chief Financial Officer (principal financial officer). Ms. Hastings will continue to serve as the Company's Chief Accounting Officer and Treasurer, a position she has held since joining the Company in January 2017. Prior to joining the Company, Ms. Hastings, age 46, served as vice president, internal audit until December 2016 of BioMed Realty Trust, Inc. (formerly NYSE: BMR) ("BioMed Realty"), a REIT specializing in acquiring, leasing, developing and managing laboratory and office space for the life science industry, having joined BioMed Realty in 2009. Prior to BioMed Realty, Ms. Hastings was director of financial accounting and audit for The Corky McMillin Companies, a privately held real estate land developer and homebuilder, from 2004 to 2009.  From 1997 to 2004, Ms. Hastings served as a senior manager with KPMG LLP, where she audited the financial statements for public and private companies in a broad range of industries, with a focus on real estate.

Also effective June 7, 2017, in connection with Ms. Hastings' promotion, the Board approved an increase to the annual base salary for Ms. Hastings from $170,000 to $200,000. In addition, the Company entered into a severance and change of control agreement with Ms. Hastings (the "Severance and Change of Control Agreement"), with substantially similar terms as the severance and change of control agreement entered into with Robert Sistek, the Company's former Chief Financial Officer and Executive Vice President, Investments, as described in Item 5.02 of the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on January 24, 2017 and incorporated herein by reference.

A copy of the Severance and Change of Control Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference. The foregoing description of the Severance and Change of Control Agreement is qualified in its entirety by reference to the full text of the Severance and Change of Control Agreement.

On June 2, 2017, it was determined that Robert Sistek would step down from his position as Chief Financial Officer and Executive Vice President, Investments of the Company, effective June 7, 2017. The Company expects Mr. Sistek's responsibilities as Executive Vice President, Investments to be assumed by other current employees of the Company, and the Company does not currently expect to replace Mr. Sistek. It is expected that Mr. Sistek will remain an employee of IIP Operating Partnership, LP, the operating partnership subsidiary of the Company, until June 30, 2017 to ensure an orderly transition. The terms of Mr. Sistek's transition are still being discussed.

Item 9.01	Financial Statements and Exhibits.

Exhibit	Description of Exhibit

10.1	Severance and Change of Control Agreement dated as of June 7, 2017 among Innovative Industrial Properties, Inc., IIP Operating Partnership, LP and Catherine Hastings.

Forward-Looking Statements

This report contains statements that the Company believes to be “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than historical facts are forward looking statements. When used in this press release, words such as the Company “expects,” “intends,” “plans,” “estimates,” “anticipates,” “believes” or “should” or the negative thereof or similar terminology are generally intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements. Investors should not place undue reliance upon forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8, 2017	INNOVATIVE INDUSTRIAL PROPERTIES, INC.

	By:	/s/ Paul Smithers
	Name:	Paul Smithers
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description of Exhibit

10.1	Severance and Change of Control Agreement dated as of June 7, 2017 among Innovative Industrial Properties, Inc., IIP Operating Partnership, LP and Catherine Hastings.